UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 6, 2008

SureWest Communications
(Exact Name of Registrant as Specified in its Charter)

California	000-29660	68-0365195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Vernon Street, Roseville, California	95678
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(916) 772-2000

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2008, SureWest Communications (the “Company” or “SureWest”) announced the appointment of Dan Bessey as vice president, chief financial officer, effective March 18, 2008. Mr. Bessey succeeds Philip Grybas, who provided notice on March 6, 2008 of his resignation as senior vice president and chief financial officer to pursue other interests. To ensure a smooth transition, Mr. Grybas has agreed to remain with the Company through the end of March.

Mr. Bessey, age 43, most recently served as vice president, finance, where he directed business planning, forecasting and budgeting for SureWest. He also provided oversight of both internal and external financial reporting. In addition, he serves as chief financial officer on the board of the SureWest Foundation, a nonprofit corporation formed in 1992 by the employees and management of the Company for the purpose of meeting the charitable needs of its regional residents. Mr. Bessey joined SureWest in 1995 as the financial reporting administrator. He was then promoted to director of corporate accounting and later promoted to controller in 2003. Mr. Bessey began his career at Ernst and Young in 1991 as an auditor, serving clients in the telecommunications, aerospace and biotechnology industries. He earned a bachelor's degree in accountancy (magna cum laude) from California State University, Sacramento and is a certified public accountant (CPA).

In connection with his appointment as vice president, chief financial officer, Mr. Bessey receives a base salary of $180,000. Mr. Bessey continues to participate in the Company’s incentive compensation program offered to all employees. In connection with his promotion to vice president, chief financial officer, Mr. Bessey’s short term incentive target under this program is $74,750.

Mr. Bessey does not have any relationship or related transaction with the Company that would require disclosure under Item 401(d) or Item 404(a) of Regulation S-K.

In connection with his severance, Mr. Grybas will receive approximately $315,000 in economic benefit consisting of cash, and continued medical, health and life insurance coverage over a 12-month period.
A copy of the press release issued by the Company on March 6, 2008 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	The following exhibits are filed herewith:

Exhibit 99.1 Press release dated March 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREWEST COMMUNICATIONS

By:	/s/ Steve C. Oldham
Steve C. Oldham
President and Chief Executive Officer

Date: March 26, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated March 6, 2008.